REVOLVING CREDIT LOAN AGREEMENT


     THIS REVOLVING CREDIT LOAN AGREEMENT, is made this 2nd day of January, 2001, by and between Nevtah Capital Management Corporation (the "Borrower"), a Nevada corporation, and Daniel Kesonen ("Lender"), a director and officer of the Borrower.

     WHEREAS, Borrower is desirous of borrowing sums over a two-year period up to an aggregate amount of Five-Hundred Thousand Dollars ($500,000) from Lender in the form of a revolving line of credit;

     WHEREAS, Lender is willing to provide the above-described loans to Borrower on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties agree as follows:

     1. Terms of Revolving Credit. Subject to the terms and conditions of this Agreement, Lender hereby agrees to establish a revolving credit facility (hereinafter, the "Revolving Credit") in the maximum amount of Five-Hundred Thousand Dollars ($500,000) in favor of Borrower on the following terms and conditions:

          a. The term of the Revolving Credit shall begin on the date hereof and shall end on January 1, 2003 (the "Termination Date").

          b. Concurrently herewith, Borrower shall execute a Revolving Credit Master Note in favor of Lender in the face amount of $500,000 (the "Note"), payable on or before the first day of January, 2011, in the form attached hereto as Exhibit A and incorporated by reference herein.

          c. Advances under the Revolving Credit may be made, in the sole and absolute discretion of Lender in accordance with the terms of this Agreement, at any time prior to the Termination Date upon receipt by Lender of written request therefor signed by Borrower; at no time shall the aggregate obligation of Borrower to Lender exceed Five-Hundred Thousand Dollars ($500,000). All advances under the Revolving Credit shall require the prior written approval of Laurence
C. Jones and Michael MacDonald who are both directors of Borrower. Borrower may at any time prior to the Termination Date repay all or any part of said loans under the Revolving Credit and subsequently receive further advances, consistent with the terms and conditions hereof.

          d. Principal amounts due under the Revolving Credit shall bear interest and shall be payable in accordance with the terms of the Note.

          e. Borrower may prepay under the Note at any time in any amount without premium or penalty.

          f. Amounts borrowed under the Revolving Credit shall be used for the purposes specified in Section 8.a(2) of this Agreement.

     2. Fees and Expenses. Borrower agrees to pay for all costs and expenses incurred in connection with this Revolving Credit (including legal expenses incurred in the preparation of this Agreement, the Note, and other documents (the "Document Preparation Fees")) and the making, protection, enforcement and collection of all amounts advanced under the Revolving Credit. These costs are to include the fees of counsel at any time now or hereafter incurred by Lender, and all costs and expenses incurred in enforcing the rights of Lender under this Agreement whether or not upon the occurrence of any Event of Default (hereinafter defined).

     3. Promises to Pay. Borrower promises to pay to Lender when due, whether by normal maturity, acceleration or otherwise, the entire outstanding principal amount of the Revolving Credit, together with interest, and all other amounts payable by Borrower to Lender hereunder, including costs of collection.

     4. Not used in this Agreement.

     5. Events of Default; Acceleration. Any or all of the liabilities of Borrower to the Lender in connection with the Revolving Credit shall, at the option of Lender, be immediately due and payable upon the occurrence of any of the following events of default (each of which shall be hereinafter referred to as an "Event of Default"): (a) default in the payment, when due or payable, of any obligation of Borrower under this Agreement or the Note; (b) failure of Borrower after request by Lender to permit the inspection of books or records of Borrower; (c) issuance of any injunction or of an attachment or judgment against any property of Borrower which is not discharged within ten (10) days after issuance; (d) the insolvency of Borrower, or the filing of any bankruptcy, reorganization, debt arrangement or other proceeding or case against Borrower under any bankruptcy or insolvency law or commencement of any dissolution or liquidation proceeding against Borrower, any of which is either consented to or acquiesced in by Borrower or remains undismissed for thirty (30) days after the date of entry or the commencement by Borrower of a voluntary case under the federal bankruptcy laws or any state insolvency or similar laws, or the consent by Borrower to the appointment of a receiver, liquidator, assignee, trustee, custodian or similar official for Borrower or any of its property, as the case may be, or the making by Borrower of any assignment for the benefit of creditors or the failure by Borrower generally to pay Borrower's debts, as the case may be, as they become due; (e) a change in the condition or affairs (financial or otherwise) of Borrower which in the opinion of the Lender increases Lender's risk in connection with the Revolving Credit or impairs the prospect of timely payment of the Revolving Credit; or (f) default in the performance of any obligation, covenant or agreement contained or referred to herein or in the Note.

     6. Waivers. Borrower waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, and all other action taken in reliance hereon and all other demands and notices of any type.

     8. Borrower's Representations and Warranties. To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender as follows:

          a. Existence; Power; Authority. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Borrower is duly and validly authorized by all necessary corporation action and has full power and authority to enter into this Agreement, to make the borrowings hereunder, to execute and deliver this Agreement and the Note, and to perform and comply with the terms, conditions, and agreements set forth herein and therein.

          b. Binding Agreement. This Agreement constitutes, and the Note, when made and delivered for value received will constitute, the valid and legally binding obligations of Borrower, enforceable in accordance with their respective terms.

          c. Litigation. There are no proceedings pending or, to the knowledge of Borrower, threatened before any court, administrative body or other tribunal which could adversely affect the financial condition or operations of Borrower or which relate to any of the matters described in clauses (e) and (h) of
Section 5 hereof.

          d. No Conflicting Agreements. The execution of and performance under this Agreement and the Note and the borrowings hereunder and thereunder by the Borrower will not violate: (A) any statute, regulation or other provision of law; (B) any order of a court or instrumentality of government having jurisdiction over the Borrower; (C) any provision of the Memorandum and Articles of Association of the Borrower; and (D) any indenture, contract, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its property is bound. There are no provisions of any existing mortgage, deed of trust, contract, lease, or other agreement of any kind binding on the Borrower or affecting its business or property which would conflict with or in any way restrict or prohibit the execution, delivery or performance of the terms of this Agreement or the Note.

          e. Information. All information, whether provided orally or contained in any financial statement, report, certificate, opinion, letter or any other written document, given to Lender by Borrower, or by any other person in connection with the Revolving Credit at any time during the term hereof is and shall constitute a representation and warranty by Borrower hereunder. Borrower hereby represents and warrants that all such information is in all material respects true, complete and accurate, and does not and shall not fail to state any material fact or any fact necessary to make such information not misleading.

          f. Assets and Properties. Borrower has good and marketable title to all of its assets and properties, free and clear of any security interests, liens or encumbrances of any type or kind whatsoever.

          g. Taxes. All taxes, assessments, impositions and levies of any type or kind imposed upon Borrower and its properties, operations, and income ("Taxes") have been paid and discharged prior to the date when any interest or penalty would accrue for the nonpayment thereof, except for those being contested in good faith and by appropriate proceedings by Borrower.

          h. Violation of Laws, etc. Neither the consummation of this Agreement nor the use, directly or indirectly, of all or any portion of the proceeds of the Revolving Credit will violate or result in a violation of any provision of any applicable law or of any applicable order of, or restriction imposed by, any applicable governmental or regulatory entity or authority.

     8. Borrower's Covenants. Until all obligations and liabilities of Borrower to Lender under this Agreement and the Note have been paid and performed in full, Borrower shall keep and perform the following covenants, and does hereby covenant, agree and promise to Lender as follows:

          a. General Affirmative Covenants. Borrower shall, at all times during the term of the Revolving Credit and at all times that any advances hereunder are outstanding, do the following:

               (1) Use of Proceeds. Use any and all amounts advanced under this Agreement solely for the working capital needs of Borrower.

               (2) Information. Furnish to Lender, promptly from time to time, such information concerning the operations, business, affairs, and financial condition of the Borrower as Lender may reasonably request.

               (3) Books, Records, and Inspections. At all times (a) maintain complete and accurate books and records and (b) permit any person designated by Lender to enter, examine, audit, and inspect all properties, books, operations and records of Borrower at any reasonable time and from time to time wherever such properties, books, and records are located.

               (4) Litigation. Promptly notify Lender of any litigation instituted or threatened against Borrower and of the entry of any judgment or lien against any of Borrower's assets or properties.

               (5) Compliance with Laws. At all times comply with all applicable laws and orders of any court or other governmental authority, and all regulations and standards of any applicable regulatory entity.

               (6) Maintain Existence. At all times maintain in full force and effect its corporate existence, rights, privileges, and qualify and remain qualified in all jurisdictions where qualification is required.

               (7) Taxes. Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings, pay and discharge all Taxes prior to the date when any interest or penalty would accrue for nonpayment thereof.

               (8) Events of Default. Promptly inform Lender of the occurrence of any Event of Default or the occurrence of any condition, event or act which, with the giving of notice or lapse of time or both, would constitute an Event of Default hereunder.

          b. General Negative Covenants. Without the prior written consent of Lender, Borrower shall not at any time during the term of the Revolving Credit:

               (1) Guaranties. Indorse, guaranty or become surety for the obligation of any person, firm or corporation, except that Borrower may indorse checks or other instruments for deposit or collection in the ordinary course of business.

               (2) Transfers and Encumbrances. Sell, sell and leaseback, mortgage, pledge or otherwise encumber or dispose of any of Borrower's property, real or personal, now owned or hereafter acquired, or permit any lien or security interest to exist thereon, except for Permitted Liens.

     9. Confession of Judgment; Jurisdiction and Venue. Upon the occurrence of any Event of Default hereunder and following acceleration of the Revolving Credit, Borrower authorizes and empowers any attorney admitted to practice before any court of record in the United States to appear on behalf of Borrower and confess judgment on behalf of the Borrower against Borrower in the full amount due under this Agreement plus attorneys' fees of fifteen percent (15%) of such amount. (Notwithstanding the amount of any such judgment, Lender agrees to use reasonable efforts to obtain legal counsel who will charge Lender for services on an hourly basis, at his or her customary hourly rate(s) and only for time expended and actual expenses incurred, and Lender agrees not to enforce a judgment for legal fees against Borrower in an amount in excess of the fees and expenses actually charged to Lender for services rendered by, and for actual expenses incurred by its counsel in connection with such confession of judgment and the collection of all amounts owed by Borrower to Lender.) In any action brought by Lender under this Agreement, Borrower consents to the exercise of personal jurisdiction over it by the courts of the State of Colorado and agrees that venue shall be proper in any County of the State of Colorado or in the City of Denver, in addition to any other court where venue may be proper. Borrower waives and releases, to the extent permitted by law, all errors and all rights of exemption, appeal, stay of execution, inquisition and extension upon any levy on real estate or personal property to which the Borrower may otherwise be entitled under the laws of the United States of America now in force or which may hereafter be passed, as well as the benefit of any or every statute, ordinance, or rule of court which may be lawfully waived conferring upon

Borrower any right or privilege of exemption, stay of exercise, or supplementary proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment. The authority and power to appear for and enter judgment against Borrower shall be exercisable concurrently in one or more jurisdictions and shall not be exhausted or extinguished by one or more exercises thereof, or by any imperfect exercise thereof or by any judgment entered pursuant thereto. Such authority and power may be exercised on one or more occasions, from time to time, in the same or different jurisdictions, as often as Lender shall deem necessary or desirable, for all of which this Agreement shall be sufficient warrant.

     10. Notices. All notices, consents, approvals, requests, demands and other communications which are required or may be given hereunder shall be in writing and shall be duly given if personally delivered, sent by telefax, telegram or overnight courier or posted by U.S. registered or certified mail, return receipt requested, postage prepaid and addressed to the other parties at the addresses set forth below.

Lender

     Daniel Kesonen

     -----------------------------
     -----------------------------


Borrower:

     Nevtah Capital Management Corporation
     4400 PGA Boulevard, Suite 716
     Palm Beach Gardens, Florida 33410

     Any party may from time to time change the address to which notices to it are to be sent by giving notice of such change to the other parties in the manner set forth herein. Notices shall be deemed given on the next business day following the day such notice is posted or sent by courier in the manner described above, and if sent by telefax or telegram, on the date such notice is sent, and if delivered in person, on the date so delivered. Any notice period shall commence on the day such notice is deemed given. For the purposes of this Agreement, the term "business day" shall include all days other than Saturdays, Sundays and federal banking holidays.

     11. Miscellaneous.

          a. No Waiver. No failure or delay of any party hereto to exercise any right given to it hereunder, or to insist on strict compliance with any provision hereunder, shall constitute a waiver of such provision or of any other provision hereof, or a waiver of any breach, and no waiver of any provision or breach of any provision shall constitute a waiver of any other provision or breach or of any subsequent breach of the same provision. No waiver shall be effective unless in writing and signed by the party having the right to waive such provision.

          b. Survival. All covenants, agreements, representations and warranties made herein and in any other instruments or documents delivered pursuant hereto shall survive the execution and delivery of this Agreement and shall continue in full force and effect so long as any of the amounts due hereunder are outstanding and unpaid.

          c. Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, superseding all prior negotiations, correspondence, understandings and agreements, if any, between the parties; no amendment or modification of this Agreement shall be binding on the parties unless made in writing and duly executed by all parties. There are no oral or implied agreements and no oral or implied warranties between the parties hereto other than those expressed herein.

          d. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by the Borrower without the prior written consent of Lender.

          e. Headings. The section and other headings in this Agreement are for reference only and shall not limit or otherwise affect any of the terms hereof.

          f. Further Assurances and Corrective Instruments. The parties hereto agree to execute, acknowledge, seal and deliver, after the date hereof, without additional consideration, such further assurances, instruments and documents, and to take such further actions, as the parties hereto shall request in order to fulfill the intent of this Agreement and the transactions contemplated hereby.

          g. Severability. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

          h. Governing Law. This Agreement is made in and shall be governed by and construed and interpreted in accordance with this laws of the State of Colorado.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement under seal, with the intention of making it a sealed instrument, as of the day and year first above written.

ATTEST:                                     BORROWER:

                                            NEVTAH CAPITAL MANAGEMENT
                                            CORPORATION


                                            By:                          (SEAL)
_________________________________           ------------------------------
_____________________, Secretary            (Vice) President


                                            LENDER:


                                            ------------------------------
                                            DANIEL KESONEN

                                    EXHIBIT A

                          REVOLVING CREDIT MASTER NOTE


$500,000                                                        Denver, Colorado
                                                                 January 2, 2001


     FOR VALUE RECEIVED, the undersigned (hereinafter, the "Borrower") promises to pay to the order of Daniel Kesonen (hereinafter, "Lender") at Lender's offices at ___________________________ or at such other place as the holder of this Note may from time to time designate, in lawful money of the United States of America, the principal sum of Five-Hundred Thousand Dollars ($500,000) (or so much thereof as has been advanced or re-advanced hereunder from time to time) together with interest thereon at the rate and upon the terms hereinafter provided. The following terms shall apply to this Note.

     1. Interest Rate. For the period from the date of this Note until the date on which the entire principal balance outstanding is paid in full (at stated maturity, on acceleration or otherwise), interest shall accrue on the principal balance from time to time outstanding at the rate of eight percent (8%) per annum.

     2. Repayment. Interest accrued hereunder on the outstanding principal amount shall be paid monthly in arrears on the first day of each month, beginning on the first day of the month which immediately follows the first month in which there is an outstanding balance of principal under this Note.

     The entire amount of principal outstanding on January 1, 2011, together with all accrued unpaid interest thereon at the rates hereinabove specified, shall be paid on or before the tenth day of January 2011 (the "Repayment Date").

     The entire unpaid balance of principal, together with all accrued and unpaid interest thereon, shall be paid in full on or before the Repayment Date.

     3. Calculation of Interest. Interest shall be calculated on the basis of a three hundred sixty (360) days per year factor applied to the actual days on which there exists an unpaid principal balance. Interest shall be calculated by Lender and billed to Borrower for each appropriate period; provided, however, that failure of Lender to bill Borrower shall not relieve Borrower's payment obligations hereunder.

     4. Application of Payments. All payments made hereunder shall be applied first to late penalties or other sums owing the holder, next to accrued and unpaid interest, and then to principal.

     5. Optional Prepayment. Borrower may prepay this Note in whole or in part at any time or from time to time without penalty or additional interest.

     6. Event of Default. As used herein the term "Event of Default" shall mean
(a) a failure to make any payment of any amount required to be paid pursuant to this Note on the date such payment is due under this Note; and (b) an Event of Default as such term is defined under the Revolving Credit Loan Agreement between the parties of even date herewith (the "Loan Agreement").

     7. Late Payment Penalty. Should any payment of interest or principal and interest due hereunder be received by the holder of this Note more than ten (10) days after its due date, Borrower shall pay a late payment penalty equal to five percent (5%) of the amount overdue for each month outstanding until paid, beginning with the due date of the late payment.

     8. Acceleration Upon Event of Default. Upon the occurrence of an Event of Default, Lender may, at its option, in its sole and absolute discretion and without notice or demand, declare the entire unpaid balance of principal plus accrued interest and any other sums payable hereunder immediately due and payable.

     9. Confession of Judgment. Upon the occurrence of any Event of Default, Borrower authorizes and empowers any attorney admitted to practice before any court of record in the United States to appear on behalf of Borrower and confess judgment on behalf of Borrower against Borrower in the full amount due under this Agreement plus attorneys' fees of fifteen percent (15%) of such amount. (Notwithstanding the amount of any such judgment, Lender agrees by accepting this Note to use reasonable efforts to obtain legal counsel who will charge Lender for services on an hourly basis, at his or her customary hourly rate(s) and only for time expended and actual expenses incurred, and Lender agrees not to enforce a judgment for legal fees against Borrower in an amount in excess of the fees and expenses actually charged to Lender for services rendered by, and for actual expenses incurred by its counsel in connection with such confession of judgment and the collection of all amounts owed by Borrower to Lender.) In any action brought by Lender under this Agreement, Borrower consents to the exercise of personal jurisdiction over it by the courts of the State of Colorado and agrees that venue shall be proper in any County of the State of Colorado or in the City and County of Denver, in addition to any other court where venue may be proper. Borrower waives and releases, to the extent permitted by law, all errors and all rights of exemption, appeal, stay of execution, inquisition and extension upon any levy on real estate or personal property to which Borrower may otherwise be entitled under the laws of the United States of America now in force or which may hereafter be passed, as well as the benefit of any or every statute, ordinance, or rule of court which may be lawfully waived conferring upon Borrower any right or privilege of exemption, stay of exercise, or supplementary proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment. The authority and power to appear for and enter judgment against Borrower shall be exercisable concurrently in one or more jurisdictions and shall not be exhausted or extinguished by one or more exercises thereof, or by any imperfect exercise thereof or by any judgment entered pursuant thereto. Such authority and power may be exercised on one or more occasions, from time to time, in the same or different jurisdictions, as often as Lender shall deem necessary or desirable, for all of which this Agreement shall be sufficient warrant.

     10. Expenses of Collection. Should this Note be referred to an attorney for collection, whether or not judgment has been confessed or suit has been filed, Borrower shall pay all of Lender's actual costs, fees (including reasonable attorneys' fees) and expenses resulting from such referral.

     11. Waiver of Protest. Borrower hereby waives presentment, notice of dishonor and protest.

     12. Commercial Loan. Borrower acknowledges and warrants that this Note evidences a "commercial loan" and that the proceeds of the Note will be used for the sole purpose of supplying the working capital required for Borrower's business purposes.

     13. Waiver. No failure or delay by the holder hereof to insist upon the strict performance of any term, provision, or agreement of this Note, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, provision or agreement or of any such breach, or preclude the holder hereof from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Note, the holder hereof shall not be deemed to have waived the right either to require prompt payment when due of all other amounts due under this Note, or to declare a default hereunder.

     14. Notices. All notices, consents, approvals, requests, demands and other communications which are required or may be given hereunder shall be in writing and shall be duly given if personally delivered, sent by telefax, telegram or overnight courier or posted by U.S. registered or certified mail, return receipt requested, postage prepaid and addressed to the other parties at the addresses set forth below.

If to the holder:

     Daniel Kesonen

     ----------------------------
     ----------------------------

If to Borrower:

     Nevtah Capital Management Corporation
     4400 PGA Boulevard, Suite 716
     Palm Beach Gardens, Florida 33410

     Any party may from time to time change the address to which notices to it are to be sent by giving notice of such change to the other parties in the manner set forth herein. Notices shall be deemed given on the next business day following the day such notice is posted or sent by courier in the manner described above, and if sent by telefax or telegram, on the date such notice is sent, and if delivered in person, on the date so delivered. Any notice period shall commence on the day such notice is deemed given. For the purposes of this Agreement, the term "business day" shall include all days other than Saturdays, Sundays and federal banking holidays.

     15. Headings. The section headings in this Note are for reference only, and shall not limit or otherwise affect any of the terms hereof.

     16. Choice of Law. This Note is executed in and shall be governed, construed and enforced in accordance with the laws of the State of Colorado.

     17. Binding Effect. This Note shall be binding upon Borrower and its successors and assigns.

     IN WITNESS WHEREOF, the undersigned has executed this Note under seal, with the intention that it be a sealed instrument on the day and year first above written.


ATTEST:                                    BORROWER:

                                           Nevtah Capital Management Corporation


                                           By:                            (SEAL)
_________________________________          --------------------------------
______________________, Secretary          (Vice) President